UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2006

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 26, 2006, AsiaInfo Holdings, Inc. (the “Company”) issued a press release announcing that it has entered into an agreement (“Agreement”) with Beijing GCTech Company Limited (“GCTech”) to acquire certain assets and businesses of GCTech. The acquisition base payment is US$3.5million (approximately RMB28million) and full consideration will be calculated based on a performance-related formula. The base payment will be paid in cash and the contingent payment will be paid either in cash or the common stock of the Company. The Company believes that the transaction furthers its strategy of expanding its high-margin telecom software solutions business. Closing of the transaction contemplated by the Agreement is subject to customary closing terms and conditions. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description
99.1	Press release dated May 26, 2006, announcing the Company’s recent business acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: May 26, 2006	By:	/s/ Ying Han
	Name:	Ying Han
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated May 26, 2006 announcing the Company’s recent business acquisitions.